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                                                                     Exhibit 4.1

      The CIT Group/
      Business Credit
      Suite 220
      2110 Walnut Hill Lane
      Irving, Texas 75038
      214 560-2760

  THE
  CIT                                                             April 28, 1995
GROUP

   J. S. Oshman and Co., Inc.
   Oshman Sporting Goods Co., Alabama
   Oshman Sporting Goods Co., Arizona
   Oshman Sporting Goods Co., Arkansas
   Oshman Sporting Goods Co., California
   Oshman Sporting Goods Co., Florida
   Oshman Sporting Goods Co., Georgia
   Oshman Sporting Goods Co., Hawaii
   Oshman Sporting Goods Co., Kansas
   Oshman Sporting Goods Co., Louisiana
   Oshman Sporting Goods Co., Minnesota
   Oshman Sporting Goods Co., Missouri
   Oshman Sporting Goods Co., Nevada
   Oshman Sporting Goods Co., New Jersey
   Oshman Sporting Goods Co., New Mexico
   Oshman Sporting Goods Co., New York
   Oshman Sporting Goods Co., Ohio
   Oshman Sporting Goods Co., Oklahoma
   Oshman Sporting Goods Co., Oregon
   Oshman Sporting Goods Co., South Carolina
   Oshman Sporting Goods Co., Tennessee
   Oshman Sporting Goods Co., Texas
   Oshman Sporting Goods Co., Washington
   Oshman's Ski Skool, Inc.
   Oshman Sporting Goods, Inc.-Services
   (collectively, the "Companies")
   2302 Maxwell Lane
   Houston, TX 77223

   Gentlemen:

   We refer to the Financing Agreement among us, of even date herewith, as amended or otherwise modified from time to time (the "Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

   You have advised us that Oshman's Sporting Goods, Inc. has formed three (3) new subsidiaries: Oshman Sporting Goods Co., Kansas; Oshman Sporting Goods Co., Oregon; and Oshman Sporting Goods Co., South Carolina (the "New Companies"). Pursuant to your request, the Agreement and

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all of the other agreements and documentation entered into in connection therewith, as appropriate, shall be, and hereby are, amended to add the New Companies as borrowers and/or parties for all intents and purposes thereunder, and each of the New Companies shall have all of the rights and all of the obligations and liabilities of a borrower and/or party thereunder. Each of the New Companies hereby agrees, in accordance with the provisions of the Agreement, to, inter alia, execute all financing statements that we require in order to grant us valid and preferred first security interests in the Collateral (subject only to the Permitted Encumbrances).

This letter also confirms in writing our consent to your purchase of a parcel of land located near the Willowbrook shopping center in Houston, Texas for an approximate price of $1,350,000.00. We further confirm that we shall not deem said purchase to be a breach of, or violation under, Paragraph 11 of Section 6 of the Agreement for the fiscal year ended January 28, 1995.

You have also requested our consent to make loans to your employees not to exceed approximately $500,000.00 in the aggregate to enable them to purchase your stock. We hereby consent to your making such loans to your employees and further confirm that we shall not (i) deem the foregoing to be a breach of, or violation under, Paragraph 10(H) of Section 6 of the Agreement for the fiscal year ending February 3, 1996 and (ii) include the aggregate amount of such employee loans for purposes of Paragraph 10(H)(iv) of Section 6 of the Agreement for the fiscal year ending February 3, 1996, provided, however, in each case, that the aggregate amount of such loans does not exceed $500,000.00.

In addition, pursuant to mutual understanding, and effective immediately, the Agreement is hereby amended as follows:

     1. The definition of "EBITDA" set forth in Section 1 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "EBITDA" shall mean, in any period, all earnings of the Parent and its Subsidiaries on a consolidated basis, before all Interest Expense, income tax obligations (paid or accrued), miscellaneous income, depreciation expense and amortization expense, determined in accordance with GAAP consistently applied."

     2. Paragraphs 12, 13, 14, 15, and 16 of Section 6 of the Agreement are hereby deleted in their entirety and the words "Deleted per April 1995 letter agreement" shall be substituted in lieu thereof.

     3. Paragraph 9 of Section 6 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof.

          "9. The Parent and its Subsidiaries shall maintain, on a consolidated basis as of the end of each fiscal year, a Net Worth of not less than $60,000,000.00."

                                     - 2 -

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4.  Subparagraph 10(I) of Section 6 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

   "I. Permit EBITDA, on a consolidated and cumulative fiscal year to date basis, for the Parent and its Subsidiaries at the end of the fiscal quarter to be:

        Fiscal Quarter Ending          EBITDA
        ---------------------          ------
        April 29, 1995                 Not more than negative $150,000.00
        July 29, 1995                  Not less than $900,000.00
        October 28, 1995               Not more than negative $2,000,000.00
        February 3, 1996               Not less than $7,200,000.00"
        and at the end of each fiscal
        quarter thereafter.

5. Paragraph 11 of Section 6 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

    "11. Without the prior written consent of CITBC, the Companies, on a consolidated basis will not contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) in an aggregate amount in excess of $12,500,000.00 during each fiscal year."

6.  Paragraph 23 is hereby added to Section 6 of the Agreement as follows:

    "23. The Parent and its Subsidiaries shall maintain, as of the end of each fiscal quarter, on a consolidated basis, an inventory turnover ratio of no less than 1.7 to 1.0. This ratio shall be calculated based upon inventory and cost of sales amounts included in the Parent's Annual (Form 10K) and Quarterly (Form 10Q) reports filed with the Securities and Exchange Commission. The ratio is the result of a fraction, the numerator of which is the aggregate cost of sales for the fiscal quarter just ended plus the immediately preceding three (3) fiscal quarters and the denominator of which is the average of the inventory for the fiscal quarter just ended and the immediately preceding three (3) fiscal quarters."

You hereby further agree that you shall be solely responsible for the fees and expenses of your counsel incurred in connection with this agreement.


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Except as herein otherwise specifically provided, no other change in any of the terms or provisions of the Agreement is intended or implied. This letter shall also not constitute a waiver by us of any existing defaults under the Agreement, whether or not we have knowledge of same, and shall not constitute a waiver of any other defaults whatsoever. If the foregoing is in accordance with your understanding, please sign and return to us the enclosed copy of this letter to so indicate.

                                          Very truly yours,

                                          THE CIT GROUP/BUSINESS CREDIT, INC.

                                              [Signature of Timothy S. Culver
                                          By:  appears here]
                                              -------------------------------
                                              Title: Assistant Secretary

Read and Agreed to:

J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., KANSAS
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., OREGON
OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN'S SPORTING GOODS, INC.-SERVICES

By: [Signature of A. Lynn Boerner appears here]
    -------------------------------------------
    Title: VP - C.A.O
    of each of the above Companies